                             medix.resources, inc.
                       Connecting the world of healthcare

News Release

CONTACT:
Mark Lerner
(212) 697-2509 x305
(212) 681-9817 (fax)

Andrew Brown
(646) 414-1151

                   MEDIX RESOURCES PROVIDES PROGRESS REPORT ON
                               GEORGIA DEPLOYMENT
                                     ------

     NEW YORK,  September 10, 2002 - Medix Resources (AMEX: MXR) today announced that as part of its market  initiative  in Georgia,  the  Company has  completed demonstrations  of its  Cymedix(R)connectivity  software to 26 medical practices representing over 1,600 physicians.  These Cymedix(R)III product  demonstrations are in addition to a current installed base of 3 medical practices  representing
20 physicians at the end of August 2002.

Description of Medix Deployment Process

     The  multi-step   deployment   process,   from  first  contact  to  on-site
installation,  generally  requires  from 2-8  weeks,  depending  on the size and complexity  of the  physician  practice.  Medix  initially  conducts a phone and electronic audit of the practice's office  technologies,  including the resident practice  management  system and  hardware.  An  assigned  deployment  team next schedules a  Cymedix(R)III  software  demonstration  to familiarize the practice with the product  and the value  gained by  connecting  the  physician  with the leading  pharmacy  benefit  management  companies.  After a  successful  product demonstration and agreement to install,  Medix schedules a date for installation and training at the physician  practice site. Once on site, the Medix deployment teams build a custom interface with the office's  practice  management system as
well  as   train   the   physician   and   office   staff  on  how  to  use  the
Cymedix(R)products.

     "Over the past two months,  we've  learned a great deal about what it takes to deploy our Cymedix III products to physicians in Georgia.  At this  juncture, we have demonstrated the  Cymedix(R)software  to medical practices  representing roughly 10% of the Georgia  physician  community  and we expect to convert those physicians into active users of our product.  In addition,  we are  aggressively testing a variety of  complementary  pathways for expedited  distribution of our technologies  to  the  physician  community.  Obviously,  our  inaugural  market initiative  in Georgia  will  enable us to rapidly  incorporate  our live market experience  into our physician  marketing  methodologies.  This knowledge can be applied immediately in Georgia and Chicago, as well as any future markets we may enter," concluded Medix CEO and President, John Prufeta.

     "We believe that Medix offers a very strong value proposition to physicians and their office staffs.  Therefore, our deployment efforts in Georgia have been organized to rapidly introduce the Cymedix(R)III software to a broad audience of physicians in the Georgia marketplace.  As already referenced,  we are exploring many different  distribution  channels, and expect that as we continue to deploy the product,  physician-to-physician  referrals will become a potent part of our marketing  campaign.  A number of large  medical  institutions  have begun their
rigorous   processes   reviewing   the  use  of   Cymedix(R)III   within   their
organizations," added Medix's Southeast Regional CEO Brian Ellacott.

About Medix Resources, Inc.

Medix  Resources,  Inc.,  through  its  wholly  owned  subsidiary  Cymedix  Lynx
Corporation,  is the  developer  and  provider of the  Cymedix(R)suite  of fully secure,  Internet based transaction software products, that enable communication of high value added healthcare  information among physician offices,  hospitals, health management organizations and insurance companies.  Additional information about Medix Resources and its products and services can be found by visiting its
Web sites,  WWW.MEDIXRESOURCES.COM  and  WWW.CYMEDIX.COM,  or by  calling  (800)
326-8773.

                                       # # #

Information  in this press  release  contains  forward-looking  statements  that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance
the  development  of  its  software   products,   the   effectiveness   and  the
marketability  of those  products,  the  ability of the  Company to protect  its proprietary  information,  and  the  establishment  of  an  efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are presented in detail in the  Company's  Form 10-K, as amended, for 2001,  which was filed with the SEC on May 24, 2002,  and its Forms 10-Q for the first and second  quarters of 2002,  which were filed with the SEC on May 15 and August 19, 2002, respectively. This information is available from the SEC or the Company.